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                                                                     Exhibit 99.



FOR IMMEDIATE RELEASE

                     Neoware Q3 Revenues to Exceed Estimates


         KING OF PRUSSIA, PA - April 8, 2002 - Neoware Systems (NASDAQ: NWRE), the leading supplier of award-winning software, services, and solutions for the Appliance Computing market, announced today that its revenues for the third quarter ended March 31, 2002 are expected to exceed $8 million as a result of strong sales of the Company's products to new and existing customers. This revenue exceeds analyst estimates and represents more than 60% growth compared to the prior year quarter.
         "Neoware's primary message - that customers save money with thin client appliances powered by Neoware's software - is resonating loud and clear," stated Michael Kantrowitz, Neoware's President and CEO. "The fact that Neoware is able to provide our customers with complete solutions - software, services, and appliances - is driving the growth that Neoware is seeing in our business. We are seeing a positive reaction from customers to our alliance with IBM, and expect to begin ramping revenues from IBM and its customers in our fiscal fourth quarter ending June 30, 2002. The strength of our IBM alliance, growth in our core software, appliance, and services business, plus our recent acquisition of the ThinSTAR product line are expected to continue to drive Neoware's growth in coming periods."
         Neoware expects to release its Q3 operating results before the open of the market on Wednesday, April 24, 2002. In connection with this release, management of Neoware will host a conference call 11:00 AM Eastern time on Wednesday, April 24, 2002. The conference call will be available live via the Internet on Vcall at www.vcall.com and on the Neoware website at www.neoware.com. To participate, please go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call.
         The call will also be accessible by dialing 800-482-5543 for domestic calls and +1-303-267-1006 for international calls. The conference ID will be 1725431. A replay of the call will be available through May 3, 2002 by dialing 800-625-5288 domestically and +1. 303-804-1855 internationally. Additional information can be found online at www.neoware.com.
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About Neoware

         Neoware provides software, services, and solutions to enable Appliance Computing, a new Internet-based computing architecture targeted at business customers that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices. Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front and administrative costs than proprietary or PC-based alternatives. More information about Neoware can be found on the Web at www.neoware.com or via email at info@neoware.com. Neoware is based in King of Prussia, PA.

                                      # # #


Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Neoware's revenue for the quarter ended March 31, 2002, cost savings for customers, customer reactions to Neoware's alliance with IBM, the strength of our IBM alliance, growth in our software, appliance and services business in future periods, and results from our ThinSTAR acquisition. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include the timing and receipt of orders. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2001.


CONTACT:

Vince Dolan, CFO
Neoware Systems, Inc.
610-277-8300
vince.dolan@neoware.com